Exhibit 10.3

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT AGREEMENT (this “Amendment No. 2”), dated as of October 2, 2019, made by and among DUCK CREEK TECHNOLOGIES LLC, a Delaware limited liability company (the “Borrower”), DISCO TOPCO HOLDINGS (CAYMAN), L.P., a Cayman Islands exempted limited partnership acting through its general partner, Disco (Cayman) GP Co. (“Holdings”), BANK OF AMERICA, N.A. (“BofA”), as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, and each lender party hereto amends the Credit Agreement, dated as of October 4, 2016, as amended by that certain Amendment No. 1 to Credit Agreement dated as of November 21, 2017 (and as further amended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Existing Credit Agreement”) among Holdings, the Borrower, BofA as Administrative Agent and Collateral Agent and each Lender from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

PRELIMINARY STATEMENTS:

(1) Holdings, the Borrower, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent are party to the Existing Credit Agreement.

(2) The Borrower has requested an amendment to the Existing Credit Agreement as set forth below.

(3) The Administrative Agent, Holdings, the Borrower and the Lenders party hereto desire to memorialize the terms of this Amendment No. 2 and make the amendments as set forth herein in accordance with Section 10.01 of the Existing Credit Agreement, with such amendments to become effective at the Amendment No. 2 Effective Date (as defined below).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments.

Effective as of the Amendment No. 2 Effective Date, the Existing Credit Agreement is hereby amended as follows; provided that this Amendment No. 2 shall not constitute a novation of the Existing Credit Agreement (the “Amendments”):

(a) The following defined terms shall be added to Section 1.01 of the Existing Credit Agreement in alphabetical order:

“Amendment No. 2 Effective Date” shall mean October 2, 2019.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dovetail” shall mean a joint investment initiative between the Borrower and Dovetail Insurance Corporation to develop a small business insurance “exchange” that will provide connectivity between carriers, agents and consumers.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

(b) The definition of “Benefit Plan” in Section 1.01 of the Existing Credit Agreement is hereby amended by adding “and subject to” prior to “Section 4975 of the Code”.

(c) The definition of “Collateral and Guarantee Requirement” is hereby amended by adding the following language at the end of clause (c) of such definition “;provided, however, that notwithstanding anything to the contrary in this Agreement or in the Security Agreement (including Section 2.02 of the Security Agreement) the certificates evidencing the Equity Interests of Outline Software Solutions Private Limited India and stock powers and instruments of transfer in respect thereof, shall not be required to be delivered to the Collateral Agent;”

(d) The definition of “Eurocurrency Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing clause (a) thereof with the following:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(e) The definition of “Maturity Date” in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing it in its entirety with the following:

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the second anniversary of the Amendment No. 2 Effective Date and (b) any maturity date related to any Class of Extended Revolving Credit Commitments, as applicable; provided that if either such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

(f) The definition of “Disposition” or “Dispose” in Section 1.01 of the Existing Credit Agreement is hereby amended by adding “in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise, ” at the beginning of the first parenthetical.

(g) Clause (a)(xii) of the definition of “Consolidated EBITDA” in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing it in its entirety with the following:

(xii) Public Company Costs and fees, costs and expenses in connection with preparation for and becoming a public company; plus

(h) Clause (a)(xiii) of the definition of “Consolidated EBITDA” in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing it in its entirety with the following:

(xiii) expenses not reimbursed by Dovetail in respect of Dovetail; plus

(i) Section 1.02 of the Existing Credit Agreement is hereby amended by adding the following new clause (g):

(g) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(j) Section 1.09 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

Section 1.09 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

(k) Section 3.03 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

Section 3.03. Inability to Determine Rates.

(a) If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank Eurocurrency market for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (B) (x) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 3.03(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 3.03(a), the Administrative Agent, in consultation with the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 3.03(a), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

(c) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 3.03with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (c)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

(l) Section 5.10(c) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(c) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there are no strikes or other labor disputes against the Borrower or the Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened, (ii) hours worked by and payment made to employees of the Borrower or any of the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws, (iii) the Borrower and the other Loan Parties have complied with all applicable labor laws including work authorization and immigration and (iv) all payments due from the Borrower or any of the Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

(m) The following provision is added as Section 5.10(d) of the Existing Credit Agreement:

(d) The Borrower represents and warrants as of the Amendment No. 2 Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

(n) The following provision is added as Section 6.02(h) of the Existing Credit Agreement:

(h) promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

(o) Section 6.10(a) of the Existing Credit Agreement is hereby amended by adding “(including, without limitation, upon the formation of any Subsidiary that is a Division Successor)” after “Loan Party”.

(p) The opening paragraph of Section 7.04 is hereby amended by adding “(including, in each case, pursuant to a Division)” prior to “, except that:”

(q) Section 7.09(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(a) Minimum Consolidated EBITDA. Except with the written consent of the Required Lenders, permit Consolidated EBITDA for any Test Period set forth below to be less than the amount set forth opposite such Test Period below:

Test Period Date	Minimum Consolidated EBITDA
November 30, 2019	$5,000,000
February 29, 2020	$5,000,000
May 31, 2020	$5,000,000
August 31, 2020	$6,000,000
November 30, 2020	$8,000,000
February 28, 2021	$10,000,000
May 31, 2021	$11,000,000
August 31, 2021	$12,000,000

(r) Section 9.17 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

Section 9.17. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the conditions of such exemption have been satisfied, with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a

Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(s) The following provision is added as Section 10.23 of the Existing Credit Agreement:

Section 10.23. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 2. Representations of the Loan Parties. Each Loan Party hereby represents and warrants to the other parties hereto as of the Amendment No. 2 Effective Date that:

(a) this Amendment No. 2 has been duly authorized, executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing;

(b) the representations and warranties of the Borrower and each other Loan Party contained in the Loan Documents shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(c) after giving effect to this Amendment No. 2, the execution, delivery and performance by each Loan Party of this Amendment No. 2 and each other Loan Document to which such Person is a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) conflict with or contravene the terms of any of such Person’s Organizational Documents, (ii) result in any breach or contravention of, or the creation of any Lien under (other than under the Loan Documents), or require any payment to be made under (1) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment or violation (but not creation of Liens) referred to in clause (ii) or (iii), to the extent that such conflict, breach, contravention or payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(d) at the time of and immediately after giving effect to this Amendment No. 2, no Default or Event of Default has occurred or is continuing or shall result from this Amendment No. 2.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment No. 2 is subject to the satisfaction (or waiver) of the following conditions (the date of such satisfaction or waiver, the “Amendment No. 2 Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from each of Holdings, the Borrower, the Subsidiary Guarantors and each Lender, either (x) a counterpart of this Amendment No. 2 signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment No. 2 by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Amendment No. 2.

(b) The Borrower shall have delivered to the Administrative Agent a certificate from a Responsible Officer of the Borrower dated as of the Amendment No. 2 Effective Date, to the effect set forth in Sections 2(b) and 2(d) hereof.

(c) Prior to or substantially concurrently with the Amendment Effective Date, the Borrower shall have paid to the Administrative Agent a consent fee, for the ratable account of the consenting Lenders equal to the sum of 0.20% multiplied by the principal amount of such Lender’s Commitment on the Amendment No. 2 Effective Date (after giving to Amendment No. 2).

(d) The Administrative Agent shall have received an opinion from Kirkland & Ellis LLP, New York counsel to the Loan Parties.

(e) The Administrative Agent shall have received a certificate in the form of Exhibit N to the Existing Credit Agreement attesting to the Solvency of Holdings and its Subsidiaries (on a consolidated basis) on the Amendment No. 2 Effective Date from the Chief Financial Officer of Holdings or other Responsible Officer of Holdings having the duties typically performed by a Chief Financial Officer.

(f) If the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), the Borrower shall have delivered to the Administrative Agent, on or prior to the Amendment No. 2 Effective Date, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation to the extent requested by the Administrative Agent or any Lender.

(g) The Administrative Agent shall have received all fees payable thereto on or prior to the Amendment No. 2 Effective Date and, to the extent invoiced at least three Business Days prior to the Amendment No. 2 Effective Date, reimbursement or payment of all reasonable and documented out of pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document on or prior to the Amendment No. 2 Effective Date.

SECTION 4. Consent and Affirmation of the Guarantors. Each of the Guarantors, in its capacity as a guarantor under the Guaranty and a grantor under the other Collateral Documents, hereby (i) consents to the execution, delivery and performance of this Amendment No. 2 and agrees that each of the Guaranty and the other Collateral Documents is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Amendment No. 2 Effective Date, except that, on and after the Amendment No. 2 Effective Date, each reference to “Credit Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Existing Credit Agreement as amended by this Amendment No. 2 and (ii) confirms that the Collateral Documents to which each of the Guarantors is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.

SECTION 5. Reference to and Effect on the Loan Documents.

(a) On and after the Amendment No. 2 Effective Date, each reference in the Existing Credit Agreement to “hereunder”, “hereof”, “Agreement”, “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Existing Credit Agreement as amended by this Amendment No. 2. From and after the Amendment No. 2 Effective Date, this Amendment No. 2. shall be a Loan Document under the Existing Credit Agreement.

(b) The Collateral Documents and each other Loan Document, as specifically amended by this Amendment No. 2, if applicable, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the respective prior guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Collateral Documents, notwithstanding the consummation of the transactions contemplated hereby, shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties under the Existing Credit Agreement. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment No. 2.

(c) The execution, delivery and effectiveness of this Amendment No. 2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Execution in Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 2 by .pdf or other electronic form shall be effective as delivery of a manually executed original counterpart of this Amendment No. 2.

SECTION 7. Amendments; Headings; Severability. This Amendment No. 2 may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent and the Lenders party hereto. The Section headings used herein are for convenience of reference only, are not part of this Amendment No. 2 and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment No. 2. Any provision of this Amendment No. 2 held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. Governing Law; Etc.

(a) THIS AMENDMENT NO. 2 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 10.14 AND 10.15 OF THE EXISTING CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 9. No Novation. This Amendment No. 2 shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, the Collateral Documents or the other Loan Documents. The obligations outstanding under or of the Existing Credit Agreement and instruments securing the same shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Amendment No. 2 or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents. This Amendment No. 2 shall not constitute a novation of the Credit Agreement or any other Loan Document.

SECTION 10. Costs and Expenses; Indemnity. The Borrower hereby reconfirms its obligations pursuant to Section 10.04 of the Existing Credit Agreement to pay and reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment No. 2 and all other documents and instruments delivered in connection herewith. The provisions of Section 10.05 of the Existing Credit Agreement shall apply (and the Administrative Agent shall be entitled to the benefits of such provisions) mutatis mutandis in connection with the negotiation, execution and delivery of this Amendment No. 2 and other activities of the Administrative Agent in connection herewith.

SECTION 11. Notices. All notices hereunder shall be given in accordance with the provisions of Section 10.02(a) of the Existing Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HOLDINGS:

DISCO TOPCO HOLDINGS (CAYMAN), L.P.

By:	/s/ Michael A. Jackowski
Name: Michael A. Jackowski
Title: Director

BORROWER:

DUCK CREEK TECHNOLOGIES LLC

By:	/s/ Michael A. Jackowski
Name: Michael A. Jackowski
Title: Chief Executive Officer

[Signature Page to Amendment No. 2 to Credit Agreement]

AGENCYPORT SOFTWARE US INCORPORATED

By:	/s/ Michael A. Jackowski
Name: Michael A. Jackowski
Title: Chief Executive Officer

AGENCYPORT SOFTWARE CORPORATION

By:	/s/ Michael A. Jackowski
Name: Michael A. Jackowski
Title: Chief Executive Officer

YODIL, LLC

By:	/s/ Michael A. Jackowski
Name: Michael A. Jackowski
Title: Chief Executive Officer

OUTLINE SYSTEMS LLC

By:	/s/ Michael A. Jackowski
Name: Michael A. Jackowski
Title: Chief Executive Officer

[Signature Page to Amendment No. 2 to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent and as Lender

By:	/s/ Amir Saleem
Name: Aamir Saleem
Title: Vice President

[Signature Page to Amendment No. 2 to Credit Agreement]

BANK OF AMERICA, N.A., as L/C Issuer, Swing Line Lender and as a Lender

By:	/s/ John McDowell
Name: John McDowell
Title: Director

[Signature Page to Amendment No. 2 to Credit Agreement]